Exhibit 10.1
MONTPELIER RE HOLDINGS LTD.
LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AND RESTRICTED SHARE UNIT
AWARD AGREEMENT
     This Award Agreement (the “Award Agreement”) is made and entered into as of January 1st, 2006 between Montpelier Re Holdings Ltd. (the “Company”) and                                          (the “Participant”).
     The Company hereby grants to the Participant Performance Shares and Restricted Share Units (the “Award”) on the terms and conditions as set forth in this Award Agreement and in the Montpelier Long-Term Incentive Plan (the “Plan”).
     In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:
     SECTION 1. Performance Share Target Award; Performance Period; Date of Grant:

Target Award:	Performance Shares (the “Target Award”)

Performance Period:	January 1, 2006 through and ending on December 31, 2008 (the “Performance Period”)

Date of Grant:	January 1, 2006
     SECTION 2. Nature of Award. The Target Award represents the opportunity to receive a future payment equal to the fair market value of such number of shares of Company common shares, $0.001666 par value per share (“Shares”), as are earned in accordance with Section 3 of this Award Agreement as more fully set forth in Section 4 of this Award Agreement.
     SECTION 3. Determination of Number of Shares Earned. The number of Performance Shares earned as of the end of a Performance Period, if any, shall be determined as follows:

# of Shares = Payout Percentage x Target Award
The “Payout Percentage” shall be determined by the Committee in its sole discretion based on the Performance Criteria and Harvest Scale set out in Appendix 1 hereto
     SECTION 4. Payment of Performance Shares. The amount payable to a Participant in settlement of the Performance Shares shall be equal to the fair market value (to be issued fully paid in consideration of the Participant’s services to the Company) of a Share, as determined by the Committee by reference to the average of the daily closing price of the Company’s common shares on the New York Stock Exchange, as reported in the Wall Street Journal, for each of the five consecutive trading days preceding and including, as the last day, December 31, 2007 multiplied by the number of Performance Shares earned with respect to the Performance Period, as determined pursuant to Section 3 of this Award Agreement. Payment in respect of an Award shall be made in cash, in Shares of equivalent value or in some combination thereof, as determined by the Committee in its sole discretion. Subject to Section 6 of this Award Agreement, payment shall be made as soon as reasonably practicable following the close of the Performance Period and the Committee’s determination of the Payout Percentage.
     SECTION 5. Restricted Share Unit Award; Vesting; Date of Grant

Award:	Restricted Share Units (the “RSU Award”)

Vesting Period:	December 31, 2006 through and ending on December 31, 2008

Date of Grant:	January 1, 2006
     SECTION 6. Nature of Award. The RSU Award represents the opportunity to receive shares of Company common shares, $[0.001666] par value per share (“RSU Shares”), as are earned in accordance with Section 7 of this Award Agreement.
     SECTION 7. Vesting. Subject to the Participant remaining employed at the applicable Vesting Date, as hereinafter defined, the RSU Award shall vest over the vesting period described in Section 5 above in three equal tranches of Restricted Share Units (each a “Tranche”) at midnight on December 31st 2006, December 31st 2007 and December 31st 2008, respectively (each a “Vesting Date”). Shares shall be issued by the Company to the Participant in satisfaction of the RSU Award as soon as reasonably practicable following the end of the vesting period described in Section 5 above.
     SECTION 8. [Reserved]
     SECTION 9. Termination of Employment
     (a) Unless otherwise determined by the Committee at the time of termination, if the Participant’s employment with the Company or one of its subsidiaries is terminated by the Company or the subsidiary for any reason other than Cause (as defined in Section 8 of the Plan), death or disability(as determined in accordance with Section 8 of the Plan), or is terminated by the Participant on account of a Constructive Termination (as defined in Section 8 of the Plan) or Retirement (as defined below): (i) during the first year of the Performance Period, all Performance Shares shall be forfeited; (ii) during the second year of the Performance Period, the determination of the Payout Percentage for the Performance Period will be made by the Committee at the end of the Performance Period, and Performance Shares earned, if any, will be paid based on the Payout Percentage, prorated for the number of full months elapsed from and including the month in which the Performance Period began to and including the month in which the termination of employment occurs; (iii) during the third year of the Performance Period, the determination of the Payout Percentage for the Performance Period will be made by the Committee at the end of the Performance Period, and Performance Shares earned, if any, will be paid based on the Payout Percentage without prorating, and (iv) without regard to the year of the Performance Period, all Restricted Share Units unvested at the date of termination shall be forfeited, and any vested Restricted Share Units shall be settled in accordance with the provisions of Section 7 as soon as reasonably practicable following the end of the vesting period described in Section 5.
     For purposes of this Award Agreement, “Retirement” means a termination of the Participant’s employment or service constituting retirement under an approved retirement program of the Company (or such other plan as may be approved by the Committee).
     (b) Unless otherwise determined by the Committee at the time of termination, if the Participant’s employment is terminated by the Company or one of its subsidiaries for Cause or by the Participant not on account of a Constructive Termination, Retirement, death or disability (as determined in accordance with Section 8 of the Plan) during the Performance Period, then:
     (i) all Performance Shares shall be forfeited; and,

     (ii) all unvested Restricted Share Units shall be forfeited and, unless terminated for Cause, any vested Restricted Share Units shall be settled in accordance with the provisions of Section 7 as soon as reasonably practicable following the end of the vesting period described in Section 5.
     (c) For purposes of the Plan and the Award Agreement, a transfer of employment from the Company to any subsidiary of the Company or vice versa, or from one subsidiary to another, shall not be considered a termination of employment.
     SECTION 10. Change in Control. Notwithstanding the provisions of Section [ ] above, if within twenty four months following the occurrence of a Change in Control (as defined in the Plan), the employment of the Participant with the Company or one of its subsidiaries is terminated by the Company or the subsidiary for any reason other than for Cause, death or disability (as determined in accordance with Section [ ] of the Plan) or is terminated by the Participant on account of a Constructive Termination, upon such termination:
     (a) the Target Award shall be deemed to have been earned with respect to the full Performance Period and payment with respect to the Performance Shares shall be made to the Participant in cash as soon as reasonably practicable after such termination; and,
     (b) the Restricted Share Units shall be deemed to have vested in full and Shares with respect to the RSU Award shall be issued to the Participant by the Company as soon as reasonably practicable after such termination.
     SECTION 11. Tax Withholding. Pursuant to paragraph 17(c) of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local or other taxes required by applicable law to be withheld with respect to payment of the Award. The Committee may condition the payment hereunder upon the Participant’s satisfaction of such withholding obligations.
     SECTION 12. Rights As A Shareholder. The Participant shall have no rights as shareholder with respect to any Shares underlying the Award until and unless the Participant’s name is entered in the Company’s Register of Members as the holder of such shares and a Share certificate is issued to the Participant upon payment with respect to the Award.
     SECTION 13. Dividend Equivalents. The Participant shall be entitled to receive dividend equivalents with respect to Shares underlying the Award.

     SECTION 14. Transferability. Pursuant to paragraph 14 of the Plan the Participant may designate a beneficiary or beneficiaries to receive any payment to which he or she may be entitled in respect of Awards under the Plan in the event of his or her death on a form to be provided by the Committee; Except as provided herein, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Performance Shares, other than by his or her last Will and Testament or by the laws of descent and distribution.
     SECTION 15. Ratification of Actions. By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Committee. All decisions or interpretations of the Company, the Board and the Committee upon any questions arising under the Plan and/or this Award Agreement shall be binding, conclusive and final on all parties. In the event of any conflict between any provision of the Plan and this Award Agreement, the terms and provisions of the Plan shall control.
     SECTION 16. Notices. Any notice hereunder to the Company shall be addressed to its office, Mintflower Place, 8 Par-La-Ville Road, Hamilton HM08, Bermuda; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.
     SECTION 17. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.
     SECTION 18. Governing Law and Severability. This Award Agreement will be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of law provisions. In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     SECTION 19. No Rights to Continued Employment. This Award Agreement is not a contract of employment. Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a subsidiary.
     SECTION 20. Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

By:

Name:
Title:

PARTICIPANT

By:

Name:
Title: